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                                                                      EXHIBIT 1


                        OMEGA HEALTHCARE INVESTORS, INC.

                                Debt Securities

                             Underwriting Agreement


                                                                   July 31, 1997


To the Representatives named
in Schedule I hereto of the
Underwriters named in
Schedule II hereto


Dear Sirs:

         Omega Healthcare Investors, Inc., a Maryland corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its debt securities identified in
Schedule I hereto (the "Securities"), to be issued under the indenture specified in Schedule I hereto (the "Indenture") between the Company and NBD Bank (the "Trustee"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

         The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), two registration statements (the file numbers of which are set forth in Schedule I hereto) on Form S-3, relating to certain securities (the "Shelf Securities") to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities. The registration statements as amended to the date of this Agreement are hereinafter collectively referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the


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Registration Statement, the Basic Prospectus, any preliminary form of
Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

         The Company hereby agrees with the Underwriters as follows:

         1. The Company agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule II hereto at the purchase price set forth in Schedule I hereto plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery.

         2.      The Company understands that the several Underwriters intend
(i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

         3. Payment for the Securities shall be made to the Company or to its order in immediately available funds on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the third Business Day thereafter, as you and the Company may agree in writing). Such payment will be made upon delivery to, or to you for the respective accounts of, such Underwriters of the Securities registered in such names and in such denominations as you shall request not less than two full Business Days prior to the date of delivery, with any transfer taxes payable in connection with transfer to the Underwriters duly paid by the Company. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the Closing Date. The certificates for the Securities will be made available for inspection and packaging by you by 1:00 P.M. on the Business Day prior to the Closing Date at such place in New York City as you and the Company shall agree.



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         4.      (a)      The Company represents and warrants to and agrees
with each Underwriter that as of the date hereof and as of the Closing Date:

                          (i) The Company meets the requirements for use of Form S-3 under the Securities Act, and has prepared, in conformity with the Securities Act, and has filed the Registration Statement on Form S-3 which has become effective for the registration of up to $155,750,000 aggregate issue price of securities including the Securities. The Registration Statement, as declared effective and each amendment thereto declared effective through the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Securities Act and complies in all material respects with such Rule. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. The Company has filed or will promptly file with the Commission pursuant to Rule 424 under the Securities Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution of the Securities. Copies of the Registration Statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of the Securities) contained therein, the exhibits, financial statements and schedules have heretofore been delivered by the Company to you;

                          (ii) The Commission has not issued, and is not to the best knowledge of the Company threatening to issue, an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus nor instituted proceedings for that purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contains or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation, warranty or agreement as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters



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         specifically for use in the preparation of:  (x) the last paragraph of the cover page of the form of prospectus included in the Registration Statement, any such Preliminary Prospectus or the Prospectus, or any such amendment or supplement thereto or (y) the statements therein regarding over-allotment, stabilization or passive market making by the Underwriters or (z) the section thereof under the caption "Underwriting";

                          (iii) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and, when read together and with the other information contained in the Prospectus, at the time a Preliminary Prospectus was filed with the Commission in connection with the offer and sale of the Securities and the Closing Date did not or will not as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                          (iv) The Company has full right and corporate power and authority to enter into this Agreement and the Indenture and to perform the transactions contemplated hereby and thereby. The filing of the Registration Statement and the execution and delivery of this Agreement and the Indenture have been duly authorized by the Board of Directors of the Company. This Agreement and the Indenture each constitute a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent the enforceability of the indemnification, exculpation and contribution provisions of Section 7 hereof may be limited by applicable law, and except as enforceability of this Agreement and the Indenture may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). The issue and sale of the Securities by the Company and the performance of this Agreement and the Indenture by the Company and the consummation of the transactions herein and therein contemplated will not result in a violation of the Company's articles of incorporation or bylaws or result in a breach or violation of the Company's articles of incorporation or bylaws or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiary entities identified on Schedule III hereto (the "Subsidiaries") under, any statute which is applicable to it, or under any indenture, mortgage, deed of trust, note, loan agreement, sale and leaseback arrangement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which they are bound or to which any of the properties or assets of the Company or the Subsidiaries is subject, or any order, rule or



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         regulation applicable to the Company or any of the Subsidiaries of any court or public, regulatory or governmental agency or body having jurisdiction over the Company or the Subsidiaries or their properties, other than any such breach, violation, default, lien, charge or encumbrance, as the case may be, which does not materially adversely affect the business of the Company and the Subsidiaries taken as a whole. No consent, approval, authorization, order, registration or qualification of or with any court or public, regulatory or governmental agency or body is required for the consummation of the transactions herein contemplated, except such as have been obtained under the Securities Act, the Trust Indenture Act and as may be required by the National Association of Securities Dealer, Inc. (the "NASD") or any state securities laws;

                          (v) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid legally binding obligations of the Company enforceable in accordance with their terms (except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting creditors' rights generally and by general principals of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law), entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus in all material respects;

                          (vi) Except as described in the Prospectus, neither the Company nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference could reasonably be expected to have a material adverse effect on the business of the Company and the Subsidiaries taken as a whole. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and the Subsidiaries taken as a whole have not incurred any material liabilities or material obligations, direct or contingent, other than in the ordinary course of business, or entered into any material transactions not in the ordinary course of business, and there has not been any material change in the capital stock or long-term debt of the Company and the Subsidiaries taken as a whole or any material adverse change in the financial condition, net worth, business, management, or results of operations of the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon, except



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         as are being contested by the Company or the Subsidiaries in good faith. All tax liabilities, including those being contested by the Company or the Subsidiaries, are adequately provided for on the books of the Company and the Subsidiaries except to such extent as would not materially adversely affect the business of the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries have made all required payroll tax payments and are current and up-to-date as of the date of this Agreement to the extent necessary to avoid a material adverse effect on the business of the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or the Subsidiaries which could materially adversely affect their business or property taken as a whole;

                          (vii) The Company and the Subsidiaries have good and marketable title to all real property or interests in real property described in the Prospectus under the caption "Properties" as being owned by it or any of them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially adversely affect the value of such property and interests and do not interfere with the use made and proposed to be made of such property and interests by the Company and the Subsidiaries; the Company and the Subsidiaries have obtained satisfactory confirmations (consisting of policies of title insurance of commitments or binders therefor or opinions of counsel based upon the examination of abstracts) confirming, except as otherwise described in the Prospectus, (A) that the Company and the Subsidiaries have the foregoing title to such real property and interests in real property, and (B) that the instruments securing the Company's and the Subsidiaries' real estate mortgage loans create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which do not materially adversely affect the value of such real properties and interests in relation to the Company and the Subsidiaries considered as one enterprise; and all leases to which the Company or the Subsidiaries is a lessee relating to real property are valid and binding agreements of the Company or the Subsidiaries and no default exists or is continuing thereunder, and the Company or the subsidiary enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee;

                          (viii) The Company has been organized in conformity with the requirements for qualification, and with respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, assessment or adjustment, has operated and as of the date hereof operates, and as of the Closing Date will operate, in a manner that qualifies the Company as a "real estate investment trust" (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, and will continue to operate in such a manner after



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         consummation of the transactions contemplated by the Prospectus and any Preliminary Prospectus;

                          (ix) Except as described in the Prospectus, there is no action, suit, arbitration, investigation or governmental proceeding, domestic or foreign, pending or, to the best of the Company's knowledge, threatened to which the Company or any of the Subsidiaries is or may be a party, or involving the properties or business of the Company or any of the Subsidiaries which challenges the validity of this Agreement or any action taken or required to be taken by the Company pursuant to or in connection with this Agreement or which could reasonably by expected to materially and adversely affect the financial condition, operation, properties, business or results of operations of the Company and the Subsidiaries taken as a whole. Neither the Company nor any of the Subsidiaries is a party or is subject to the provisions of any injunction, judgment, decree or order of any court or any public, regulatory or governmental agency or body which could reasonably be expected to materially and adversely affect their business and property taken as a whole or the Company's ability to consummate the transactions contemplated herein. There are no contracts or documents to which the Company or any of the Subsidiaries is a party which would be required to be filed as exhibits to the Registration Statement by the Securities Act which have not been filed as exhibits to the Registration Statement or incorporated by reference therein; the contracts and documents to which the Company or any of the Subsidiaries is a party which are so described in the Registration Statement are in full force and effect on the date hereof; and neither the Company nor any of the Subsidiaries nor, to the best knowledge of the Company, any other party is in breach of or default under any of such contracts;
         provided that this representation shall not apply to defaults which in the aggregate could not materially adversely affect the financial condition or the business of the Company and the Subsidiaries taken as a whole;

                          (x) The Company has duly and validly authorized capital stock as described in the Prospectus.

                          (xi) The Company and the Subsidiaries have each been duly incorporated and are validly existing as corporations in good standing under the laws of the states or other jurisdictions in which they are incorporated, with full corporate power and authority to own, lease and operate their properties and conduct their businesses as described in the Registration Statement; the Company and the Subsidiaries are duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Company and the Subsidiaries taken as a whole to



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         conduct its or their business as described in the Registration
         Statement. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. The outstanding shares of capital stock of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim. No options, warrants or other rights to purchase, agreement or other obligations to issue or other right to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding. None of the Company's Subsidiaries owns or controls directly or indirectly, any corporation, association or other entity;

                          (xii) Ernst & Young, LLP, the accounting firm which has certified or reviewed portions of the financial statements filed with the Commission as a part of the Registration Statement, some of which are included in the Prospectus, is an independent public accounting firm within the meaning of the Securities Act;

                          (xiii) The consolidated financial statements and schedules of the Company and the Subsidiaries, including the notes thereto, filed with the Commission (through incorporation by reference or otherwise) and as a part of the Registration Statement, are accurate in all material respects and present fairly the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of operations and statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed in the Prospectus. The selected financial data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements in the Registration Statement and Prospectus;

                          (xiv)  Neither the Company nor any of the
         Subsidiaries is in default with respect to any contract or agreement to which it is a party; provided that this representation shall not apply to defaults which in the aggregate could not materially adversely affect the financial condition or the business of the Company and the Subsidiaries taken as a whole;

                          (xv) Neither the Company, any of the Subsidiaries or, to the best of the Company's knowledge, any lessee or sublessee of any Property or any portion thereof, is in breach or violation of any provision of its certificate of incorporation or bylaws or any laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, Section 13(b) of the Exchange Act, and neither the



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         Company, any of the Subsidiaries or, to the best of the Company's knowledge, any lessee or sublessee of any Property or any portion thereof, has failed to obtain, maintain or comply with the terms of any of the material licenses, certificates, permits, franchises, easements, consents, or other governmental authorizations necessary to the ownership, leasing and operation of its properties or to the conduct of its business, which breach, violation or failure would materially adversely affect the business, operations, properties, profits or financial condition of the Company and the Subsidiaries taken as a whole;

                          (xvi) Except as described in the Prospectus, the Company and the Subsidiaries own or possess, or can acquire on commercially reasonable terms, such patent licenses, trademarks, service marks, trade names and other intellectual property rights as are materially necessary for the conduct of the businesses now operated by them taken as a whole, and neither the Company nor any of the Subsidiaries has received any notice from any party of any infringement of or conflict with asserted rights of any other party with respect to any patent licenses, trademarks, service marks, trade names or other intellectual property rights which infringements or violations, singly or in the aggregate, if the same were to be the subject of an unfavorable judicial or governmental decision or ruling against the Company or any of the Subsidiaries which is unappealable by the Company or any such Subsidiary, would materially adversely affect the business, operations or financial condition of the Company and the Subsidiaries taken as a whole;

                          (xvii) Except as described in the Prospectus, to the best of the Company's knowledge: (i) there has been no storage, disposal, generation, transportation, handling or treatment of hazardous substances or solid wastes by the Company or any of the Subsidiaries (or to the best knowledge of the Company, any of their predecessors in interest or any lessees or sublessee of any Property or any portion thereof) at, upon or from any of the property now or previously owned or leased by the Company, any of the Subsidiaries or, to the best of the Company's knowledge, any lessee or any sublessee of any Property or any portion thereof, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action which has not been taken, under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or failure to take remedial action which would not result in, singularly or in the aggregate with all such violations and remedial actions, any material adverse change in the financial condition, results of operations, business or properties of the Company and the Subsidiaries taken as a whole; (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property by the Company, any of the Subsidiaries or, to the best of the Company's knowledge, any lessee or any sublessee of any Property or any portion thereof, of any solid waste or hazardous substances, except for any such spill, discharge, leak, emission,



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         injection, escape, dumping or release which would not result in, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and release, any material adverse change in the financial condition, results of operation, business or properties of the Company and the Subsidiaries taken as a whole, and (iii) the Company has complied with the disclosure requirements under the Securities Act and the Exchange Act with respect to environmental matters. For the purposes of this paragraph, the term "hazardous substances" and "solid wastes" shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection;

                          (xviii) With respect to the properties described in the Prospectus or reflected in the Company's consolidated financial statements included or incorporated by reference therein, the Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any permit, license, approval, except where such noncompliance or failure to obtain or comply with the terms and conditions of such Environmental Laws, permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, singly, or in the aggregate, have a material adverse effect on the condition (financial or other), business affairs or prospects, earnings, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

                          (xix) No labor disturbance between the Company or any of the Subsidiaries and the employees thereof exists or, to the best knowledge of the Company, is imminent which would have a material adverse effect on the Company and the Subsidiaries taken as a whole;

                          (xx) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                          (xxi) The Company and each of the Subsidiaries maintain insurance of the types and in the amounts customarily maintained by REITs engaged in activities similar to those of the Company, all of which insurance is in full force and effect;

                          (xxii) Immediately after any sale of Securities by the Company hereunder, the aggregate amount of Securities which have been issued and sold by the Company hereunder and of any securities of the Company (other than the Securities) that shall have



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         been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement; and

                          (xxiii) The Company and the Subsidiaries hold all material licenses, certificates and permits form governmental authorities which are necessary to the conduct of their business.

         5. The Company covenants and agrees with the several Underwriters as follows:

                 (a) to file the Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act not later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities;

                 (b) to deliver to each Representative and counsel for the Underwriters, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request, when filed with Commission;

                 (c) from the date hereof and prior to the Closing Date, to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to file any such proposed amendment or supplement to which you reasonably object;

                 (d) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period, to advise you promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as



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

         possible the withdrawal thereof;

                 (e) if, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                 (f) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate;
                                        provided that the Company shall not be
         required to file a general consent to service of process in any jurisdiction;

                 (g) to make generally available to its security holders and to you as soon as practicable but not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                 (h) so long as the Securities are outstanding, to furnish to you copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                 (i) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities without your prior written consent;

                 (j) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds"; and

                 (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees of counsel for the Underwriters and their disbursements), (iv) in connection with the listing of the Securities on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture[, the Preliminary and Supplemental Blue Sky Memoranda] and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided and (vii) payable to rating agencies in connection with the rating of the Securities.

         6. The several obligations of the Underwriters hereunder shall be subject to the following conditions:

                 (a) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                 (b) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction;

                 (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading, or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                 (d) since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change or any development involving a material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

                 (e) the Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company satisfactory to you to the effect set forth in subsections (a) through
         (c) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, stockholders' equity or results of operations of the Company and the Subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement;

                 (f) On the Closing Date you shall have received the opinion of Argue Pearson Haribson & Myers, LLP counsel for the Company, addressed to you and dated the Closing Date, substantially to the effect that

                          (i) The Company and the Subsidiaries have been incorporated and are validly existing as corporations in good standing under the laws of the states or other jurisdictions in which they are incorporated, with full corporate power and authority to own, lease and operate their properties and conduct their businesses as described in the Registration Statement. The Company and the Subsidiaries are duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Company and the Subsidiaries taken as a whole to conduct their business as described in the Registration Statement. Based solely on such counsel's review of the articles or certificates of incorporation, bylaws, corporate minutes, and such other governing instruments and corporate documents of the Company's Subsidiaries as such counsel deemed necessary or advisable for such purpose, the outstanding shares of capital stock of the Company's Subsidiaries have been duly authorized and validly issued and, so far as is known to such counsel, are owned by the Company free and clear of any mortgage, pledge, lien encumbrance, charge or adverse claim, and are not the subject of any agreement or understanding with any person

                 (ii) The Company's authorized capital stock is as set forth under the heading "Capitalization" in the Prospectus.

                 (iii) Such counsel has been advised by the staff of the Commission that the Registration Statement has become effective under the Securities Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

                 (iv) The Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, comply as to form in all material respects with the requirements of Form S-3 under the Securities Act (except that such counsel need express no opinion or belief as to numerical, financial and statistical data, financial statements and notes and related schedules thereto). With respect to the documents incorporated by reference in the Prospectus, although such counsel may not have represented the Company at the time such documents were prepared and filed with the Commission and did not review or examine such documents prior to the time such documents were filed with the Commission, such counsel has no reason to believe, without any independent investigation or inquiry on the part of such counsel whatsoever, that on the date such documents were filed with the Commission, such documents did not comply as to form in all material respects with applicable requirements of the Exchange Act (except that such counsel need express no opinion or belief as to numerical financial and statistical data, financial statements and notes and related schedules thereto).

                 (v) The descriptions in the Registration Statement and Prospectus of contracts and other documents filed as exhibits to the Registration Statement are accurate in all material respects.

                 (vi) To the best knowledge of such counsel, no authorization, approval, consent, order, registration or qualification of or with any court or public, regulatory or governmental body, authority or agency is required with respect to the Company in connection with the transactions contemplated by this Agreement or the Indenture, except such as may be required under the Securities Act, the Exchange Act or the Trust Indenture Act or by the NASD or under state laws in connection with the purchase and distribution of the Securities by the Underwriters.

                 (vii) The Company has the corporate power and authority to enter into this Agreement and to sell and deliver the Securities to be sold by it to the several Underwriters. The filing of the Registration Statement with the Commission has been duly authorized by the Board of Directors of the Company. This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms (except to the extent the enforceability of the indemnification, exculpation and contribution provisions of Section 7 hereof may be limited by applicable law and except as enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). The making and performance of this Agreement and the Indenture by the Company and the consummation of the transactions herein and therein contemplated will not result in a violation of the Company's certificate of incorporation or bylaws or to the best knowledge of such counsel result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Subsidiaries under, any applicable federal or state statute, or under any indenture, mortgage, deed of trust, note, loan agreement, lease, franchise, license, permit or any other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which they are bound or to which any of the properties or assets of the Company or the Subsidiaries are subject, or any order, rule or regulation known to such counsel of any court or public, regulatory or governmental agency, authority or body having jurisdiction over the Company or any of the Subsidiaries or their properties, except, in the case of any such violation, breach, default, creation or imposition, to such extent as does not materially adversely affect the business of the Company and the Subsidiaries taken as a whole.

                (viii) To the best knowledge of such counsel, (A) there are no (individually or in the aggregate) legal, governmental or regulatory proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or of which the business or properties of the Company or any of the Subsidiaries is the subject which would have a material adverse effect on the business or property of the Company and the Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated herein, and which are not disclosed in the Registration Statement and Prospectus; (B) there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described therein or filed as required; (C) neither the Company nor any of the Subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court or any public, regulatory or governmental agency, authority or body which would have a material adverse effect on the business or property of the Company and the Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated herein; and (D) there are no applicable Federal or state statutes, orders, rules or regulations required to be described in the Registration Statement or Prospectus under the Act, the Exchange Act or applicable state securities laws which are not described therein as required.

                (ix) To the best knowledge of such counsel, the Company and each of the Subsidiaries hold all licenses, certificates, permits, franchises, consents, authorizations and approvals from all state and federal regulatory authorities, that are required for the Company and the Subsidiaries to conduct their business as described in the Prospectus, except in the case of any such license, certificate, permit, franchise, consent, authorization or approval the loss of which or failure to maintain would not have a material adverse effect on the business of the Company and the Subsidiaries taken as a whole.

                (x) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856-860 of the Code for each of the taxable years ended December 31, 1992 through December 31, 1996, and the Company's current anticipated investments and its current plan of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; actual qualification of the Company as a REIT, however, will depend upon the Company's continued ability to meet, and its meeting, through actual annual operating results and distributions, the various tests imposed under the Code.

                (xi) The Company and the Subsidiaries are not in violation of their certificates or articles of incorporation and bylaws or any other similar organizational documents. To the best knowledge of such counsel, neither the Company nor any of the Subsidiaries is in breach of, or in default with respect to, any provisions of any agreement, mortgage, deed of trust, lease, note, agreement, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of the properties thereof may be bound or affected which breach or default would have a material adverse effect on the business or property of the Company and the Subsidiaries taken as a whole or on the Company's ability to consummate the transactions contemplated herein, and the Company and the Subsidiaries are in material compliance with all judgments, decrees and orders of any court to which the Company or any of the Subsidiaries is subject, except where noncompliance would not have a material adverse effect on the business of the Company and the Subsidiaries taken as a whole.

                Such counsel shall confirm that during the preparation of the Registration Statement and Prospectus, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants for the Company and representatives of the Underwriters, at which time the contents of the Registration Statement and Prospectus and related matters were discussed and although such counsel is not opining with respect to and does not assume any responsibility for the accuracy, truthfulness, completeness or fairness of the statements contained in the Registration Statement or Prospectus, such counsel confirms that no facts have come to their attention which have caused them to believe that either (i) the Prospectus or any supplement thereto as of its date (other than numerical, financial or statistical data, the financial statements and notes or any related schedules thereto, as to which such counsel need express no opinion or belief) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Registration Statement or any amendment thereto at the time it became effective

                 (other than numerical, financial or statistical data, the financial statements and notes or any related schedules thereto, as to which such counsel need express no opinion or belief contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 In rendering the foregoing opinion, such counsel may expressly state that it is qualified to render an opinion only as to matters involving the Federal laws of the United States, the laws of the State of California and may rely as to Maryland law on the opinion of Venable, Baetjer and Howard, LLP which opinion must be reasonably satisfactory to the Representatives and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, and as to all matters of fact upon, among other things, certificates and written statements of officers of the Company and government officials and the representations and warranties of the Company contained herein; provided that such counsel shall state that nothing has come to the attention of such counsel that would reasonably cause such counsel to believe that they and the Underwriters are not justified in relying upon such certificates, statements, representations and warranties.

                 (g) On the Closing Date, you shall have received the opinion of Willkie Farr & Gallagher, counsel for the Company, addressed to you and dated the Closing Date, substantially to the effect that:

                          (i) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company enforceable in accordance with its terms, except that the enforceability thereof may be limited by or subject to (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally, and (b) equitable principles of general applicability; and the Indenture has been duly qualified under the Trust Indenture Act. The Indenture conforms in all material respects to the descriptions thereof contained in the Prospectus;

                          (ii) The Securities are in the form contemplated in the Indenture, have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in this Agreement and the Indenture, against payment of the consideration therefor specified in this Agreement, the Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and the Securities will be enforceable against the Company in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting creditors' rights generally and by general principals of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. The terms of the Securities conform in all material respects to all statements and descriptions related thereto in the Prospectus;

                (iii) To the knowledge of such counsel, the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

                (iv) The statements in the Prospectus under "Description of Notes" and "Underwriting", insofar as such statements describe matters of law or legal conclusions, have been reviewed by such counsel and are correct in all material respects.

         In rendering the foregoing opinion, such counsel may expressly state that it is qualified to render an opinion only as to matters involving the Federal laws of the United States, the laws of the State of New York and may rely as to Maryland law on the opinion of Venable, Baetjer and Howard, LLP which opinion must be reasonably satisfactory to the Representatives and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, and as to all matters of fact upon, among other things, certificates and written statements of officers of the Company and government officials and the representations and warranties of the Company contained herein; provided that such counsel shall state that nothing has come to the attention of such counsel that would reasonably cause such counsel to believe that they and the Underwriters are not justified in relying upon such certificates, statements, representations and warranties.

         (h) On the Closing Date you shall have received, from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, such opinion, dated the Closing Date, with respect to corporate existence and good standing of the Company, the validity of the Securities, the Registration Statement, the Prospectus, and other related matters as you may reasonably require; the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to opine with respect to such matters.

         (i) On the date of this Agreement and on the Closing Date, you shall have received from Ernst & Young LLP a letter or letters, dated the date of this Agreement and the Closing Date, respectively, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants'

         "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in and incorporated by reference in the Registration Statement and the Prospectus, including providing confirmation that they are independent public accountants with respect to the Company within the meaning of the Securities Act, and the answer to Item 509 of the Regulation S-K set forth in the Registration Statement is correct insofar as it relates to them, and providing a statement similar in substance to the one set forth in Schedule IV hereto.

                 (j) on or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives shall reasonably request.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representatives and to Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters.

         7. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by the first of the named Representative on Schedule I hereto and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Securities.
The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in
Schedule I hereto, and not joint.

         The indemnity and contribution agreements contained in this Section 7 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

         The indemnity and contribution agreements contained in this Section 7 and the representations, warranties and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) there shall have occurred, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, properties, management or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (iii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iv) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; (v) there has occurred any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         9. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of- pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of Securities.

         11. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

12. Any action by the Underwriters hereunder may be taken by you jointly or by the first of the named Representative set forth in Schedule I hereto alone on behalf of the Underwriters, and any such action taken by you jointly or by the first of the named Representative set forth in Schedule I hereto alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given at the address set forth in Schedule II hereto. Notices to the Company shall be given to it at Omega Healthcare Investors, Inc., 905 West Eisenhower Circle, Suite 110, Ann Arbor, MI 48103, Attention:
President, facsimile number (313) 996-0020.

         13. Miscellaneous. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                     Very truly yours,

                                     Omega Healthcare Investors, Inc.


                                     By: /s/ David A. Stover
                                         --------------------------------
                                         Name: David A. Stover
                                         Title: Vice President, Chief
                                                Financial Officer




Accepted: July 31, 1997

J.P. MORGAN SECURITIES INC.


By:  /s/ Keysha Bailey
     -------------------------
     Name: Keysha Bailey
     Title: Vice President

                                                                      SCHEDULE I


Representatives:                             J.P. Morgan Securities Inc.
                                             Bear, Stearns & Co. Inc.

Underwriting Agreement dated:                July 31,  1997

Registration Statement Nos.:                 333-20967 and 333-

Title of Securities:                         6.95% Notes due 2007

Aggregate principal amount:                  $100,000,000

Price to Public:                             99.710% of the principal
amount of the Securities.

Underwriting Discount:                       0.650%

Indenture:                                   Indenture dated as of
                                             January 28, 1997 and the
                                             Supplemental Indenture dated
                                             as of August 5, 1997, both
                                             between Omega Healthcare
                                             Investors, Inc. and NBD Bank

Maturity:                                    August 1, 2007

Interest Rate:                               6.95%

Interest Payment Dates:                      February 1 and August 1.

Sinking Fund Provisions:                     None

Closing Date and Time of Delivery:           August 5, 1997

Closing Location:                            Skadden, Arps, Slate,
                                             Meagher & Flom LLP,
                                             919 Third Avenue,
                                             New York, NY 10022

Address for Notices
   to Underwriters:                          c/o J.P. Morgan Securities Inc.
                                                60 Wall Street
                                                New York, New York  10260

                                                                     SCHEDULE II


Underwriter                                        Principal Amount
-----------                                        To Be Purchased
                                                   ----------------
J.P. Morgan Securities Inc. . . . . . . . .        $  75,000,000

Bear, Stearns & Co. Inc.  . . . . . . . . .        $  25,000,000

                                                   =============

             Total  . . . . . . . . . . . .        $ 100,000,000

                                                                    SCHEDULE III


Subsidiaries                                     Place of Incorporation
------------                                     ----------------------


  Bayside Street, Inc.                                   Maryland
  OHI (Kansas), Inc.                                     Kansas

  OHI (Illinois), Inc.                                   Illinois

  OHI (Florida), Inc.                                    Florida
  OHI (Clemmons), Inc.                                   North Carolina

  OHI (Greensboro), Inc.                                 North Carolina

  Sterling Acquisition Corp.                             Kentucky
   Sterling Acquisition Corp. II                         Kentucky

  OS Leasing                                             Kentucky

  Omega (UK) Limited                                     London, England

                                                                     SCHEDULE IV


                 Pursuant to Section 6(i) of the Underwriting Agreement, Ernst & Young LLP shall furnish letters to the Underwriters substantially to the effect that:

                          (i) They are independent certified public accountants with respect to the Company and the Subsidiaries within the meaning of the Securities Act.

                          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form with the applicable accounting requirements of the Securities Act with respect to registration statements on Form S-3, and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the interim financial statements, selected financial data, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company and the Subsidiaries for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representative of the Underwriters (the "Representative")

                          (iii) On the basis of a reading of the unaudited financial statements, pro forma financial statements and other information contained in the Prospectus, a reading of the latest available interim financial statements of the Company and the Subsidiaries, inspection of the minute books of the Company and the Subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and the Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                  (A) any of the above unaudited financial statements or other information contained in the Prospectus do not comply as to form with the accounting requirements of the Securities Act or that such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with the audited financial statements;

                                  (B) as of a specified date not more than two days prior to the date of such letter, there have been any changes in the capital stock or any increase in the indebtedness of the Company and the Subsidiaries, or any increases or decreases in net current assets or net assets or any changes in any other items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; or

                                  (C)      for the period from the date of the
                 latest financial statements included in the Prospectus to the specified date referred to in clause (B) above there were any decreases in revenues or the total or per share amounts of net income, or any other changes in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for changes or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

                          (iv) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representative, which are derived from the general accounting records of the Company and the Subsidiaries for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and the Subsidiaries and have found them to be in agreement.



                                      2